Exhibit 5.1

[Letterhead of South Jersey Industries, Inc.]

May 10, 2016

South Jersey Industries, Inc.
1 South Jersey Plaza

Folsom, NJ 08037

Re:	South Jersey Industries, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I, as Senior Vice President, General Counsel and Corporate Secretary of South Jersey Industries, Inc., a New Jersey corporation (the “Company”), have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(ii) shares of the Company’s common stock, par value $1.25 per share (the “Common Stock”);

(iii) shares of the Company’s preference stock, without par value (the “Preference Stock”);

(iv) depositary shares each representing a fraction of a share of a particular series of Preference Stock (the “Depositary Shares”);

(v)  contracts for the purchase or sale of Debt Securities, Preference Stock or Common Stock or other securities, currencies or commodities (the “Purchase Contracts”);

(vi) warrants for the purchase of Common Stock, Preference Stock, Depositary Shares or Debt Securities (the “Warrants”); and

(vii)  units of the Company comprising combination of Common Stock, Preference Stock, Depositary Shares, Purchase Contracts or Debt Securities (the “Units”).

May 10, 2016

The Debt Securities, Common Stock, Preference Stock, Depositary Shares, Purchase Contracts, Warrants, and Units are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an indenture to be entered into between the Company and a financial institution to be named at the time such indenture is executed (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trust Company, as indenture trustee (the “Subordinated Base Indenture,” and together with the Senior Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, specimen Common Stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

I have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preference Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preference Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 3 below) shall have been duly completed and shall remain in full force and effect;

May 10, 2016

(v) upon issuance of any Common Stock or Preference Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preference Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preference Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents; and

(vi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1. With respect to any shares of Preference Stock, when:

a.	the Board of Directors has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Preference Stock and related matters,

b.	the certificate of designations relating to such Preference Stock (the “Certificate of Designations”) has been duly executed and filed with the Office of the Department of the Treasury of the State of New Jersey,

c.	such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preference Stock, and

d.	any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preference Stock will be validly issued, fully paid and non-assessable.

May 10, 2016

2.  With respect to shares of Common Stock, when:

a.	the Board of Directors has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters,

b.	such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

c.	any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     3.  The Company is duly incorporated, is validly existing and in good standing under the laws of the State of New Jersey and has all requisite power to execute, deliver and perform its obligations under the Base Indentures and all other documents related to the Securities.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New Jersey and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New Jersey, the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
Senior Vice President, General Counsel and Corporate Secretary